EXHIBIT 10.73

WARRANT AGREEMENT

This WARRANT AGREEMENT (including all Exhibits hereto, this “Agreement”) is dated as of November 7, 2012 between Clean Energy Fuels Corp., a Delaware corporation (the “Issuer”) and GE Energy Financial Services, Inc., a Delaware corporation (together with its successors and permitted assigns “GE”).

RECITALS

WHEREAS, Issuer indirectly owns all of the issued and outstanding equity interests in Clean Energy Tranche A LNG Plant, LLC and Clean Energy Tranche B LNG Plant, LLC (the “Borrowers”);

WHEREAS, in order to induce GE to provide the credit facilities to the Borrowers pursuant to the Credit Agreement dated as of November 7, 2012 by and among the Borrowers, Clean Energy LNG Holdings, LLC (“Holdings”), GE and the other parties thereto (the “Credit Agreement”), Issuer has agreed to issue the Warrants (as defined herein) and provide certain other rights to GE as set forth herein; and

WHEREAS, this Agreement is being executed and delivered in connection with the closing under the Credit Agreement;

NOW, THEREFORE, in consideration of the foregoing recitals, and the mutual agreements among the parties, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.             DEFINITIONS.

1.1          Certain Defined Terms. As used in this Agreement, the following terms have the respective meanings set forth below.

“Additional Shares” means all Shares issued by the Issuer after the Closing Date, other than Permitted Shares.

“Affiliate” means, in relation to any Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with such Person. For purposes of this definition, “Control” means the ability to direct or cause the direction of the management or policies of another Person, whether by means of the ownership of stock or other securities with the right to vote, by contract or otherwise.

“Board” means the Board of Directors of the Issuer.

“Borrower” has the meaning set forth in the recitals of this Agreement.

“Business Day” means any day that is not a Saturday, Sunday or other day when commercial banks are required or permitted by law to be closed in New York, New York.

“Closing” has the meaning set forth in Section 2.2.

 “Closing Date” means the date of the Closing.

“Common Stock” means the common stock of the Issuer, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Convertible Securities” means any security convertible or exchangeable into Shares.

“Current Market Price” means, in respect of any Shares on any date herein specified, the average of the daily market prices for the ten (10) consecutive Business Days before such date.  The daily market price for each such Business Day shall be (i) the last sale price on such date on the Trading Exchange on which the Shares are then listed or admitted to trading, (ii) if no sale takes place on such day on any Trading Exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on any Trading Exchange or (iii) if the Shares are not then listed or admitted to trading on any Trading Exchange, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“GE” has the meaning set forth in the introductory paragraph of this Agreement.

“Holder” means any Person in whose name any Warrant is registered on the books of the Issuer maintained for such purpose and its successors and assigns.

“Holdings” has the meaning set forth in the introductory paragraph of this Agreement.

“Issuer” has the meaning set forth in the introductory paragraph of this Agreement.

“Majority Holders” means the holders of Warrants exercisable for a majority of the aggregate number of Shares then purchasable upon exercise of all Warrants, whether or not then exercisable.

“Material Adverse Effect” means a material adverse effect on or material adverse developments with respect to the business operations, properties, assets, condition (financial or otherwise) or prospects of the Issuer.

“NASD” means the National Association of Securities Dealers, Inc., or any successor corporation thereto.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Option” means rights, options or warrants to subscribe for, purchase or otherwise acquire Shares, Convertible Securities or other equity interests in the Issuer.

“Permitted Shares” means (i) Warrant Shares and (ii) Shares issued or issuable on conversion or exercise of Convertible Securities or Options outstanding on the date hereof.

“Person” means any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

“Registration Rights Agreement” means the registration rights agreement in the form attached hereto as Exhibit B.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Documents” means all reports, schedules, forms, statements and other documents required to be filed by the Issuer with the SEC pursuant to the reporting requirements of the Securities Act or the Exchange Act and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shares” means shares of Common Stock of the Issuer.

“Subsidiary” means any corporation, association, trust, limited liability company, partnership, joint venture or other business association or entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled, directly or indirectly, by the Issuer; or (ii) with respect to which the Issuer possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such Person.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange.

“Transfer” means any disposition of any Warrant or Warrant Shares or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

“Warrant Documents” means this Agreement, the Warrants, the Registration Rights Agreement and all other documents and instruments delivered hereunder or thereunder.

“Warrant Shares” means the Shares issuable or issued under the Warrants upon the exercise thereof.

“Warrants” means the warrant in the form attached hereto as Exhibit A, exercisable for an aggregate of up to 5,000,000 Shares, and all warrants issued upon permitted Transfer, division or combination of, or in substitution for, any thereof; provided that all Warrants shall at all times be identical as to terms and conditions, except as to the number of Shares for which they may be exercised.

1.2          Rules of Construction.

(a)           Unless the context requires otherwise, any reference in this Agreement to any Warrant Document means such Warrant Document, respectively, and all schedules, exhibits and attachments thereto, as amended, supplemented or otherwise modified and in effect from time to time.  Unless otherwise stated, any reference in this Agreement to any Person shall include its permitted successors and assigns.

(b)           Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular.

(c)           The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall, unless otherwise expressly specified, refer to this Agreement as a whole and not to any particular provision of this Agreement and all references to Sections, subsections, Exhibits and Schedules shall be references to Sections, subsections, Exhibits and Schedules of this Agreement unless otherwise expressly specified.

(d)           Unless otherwise expressly specified, any agreement, contract, or document defined or referred to herein means such agreement, contract or document in the form (including all amendments relating thereto) delivered to GE on the Closing Date as the same may thereafter be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms of this Agreement.

(e)           The words “include,” “includes” and “including” are not limiting and shall mean “including, without limitation”.

2.             WARRANTS; CLOSING; DELIVERIES.

2.1          Warrants.  The Issuer shall issue a Warrant to GE upon execution and delivery of the Credit Agreement. As of the Closing, GE shall have been granted a Warrant to purchase 5,000,000 Shares (subject to adjustment as provided therein) for $0.01 per Share in the form attached hereto as Exhibit A.  Such Warrant shall be validly issued and fully paid on the Closing Date.

2.2          Closing.  The issuance of the Warrant contemplated hereby shall be held or take place concurrently with and at the same location as the closing of the Credit Agreement. Such closing is hereinafter referred to as the “Closing.”

2.3          Deliveries at Closing. Subject to the terms of this Agreement, at the Closing:

(a)           The Issuer shall duly execute and deliver to GE a Warrant in the form attached hereto as Exhibit A; and

(b)           The Issuer and GE shall duly execute and deliver counterparts to the Registration Rights Agreement in the form attached hereto as Exhibit B.

3.             REPRESENTATIONS AND WARRANTIES OF THE ISSUER.

In order to induce GE to enter into this Agreement, the Issuer hereby represents and warrants to GE that:

3.1          Organization and Qualification.  The Issuer is an entity duly incorporated and validly existing in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite power and authority to own its properties and to carry on its business as now being conducted.  The Issuer is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

3.2          Authorization; Enforcement; Validity.  The Issuer has the requisite corporate power and authority to enter into and perform its obligations under the Warrant Documents and to issue the Warrant Shares in accordance with the terms of the Warrant Documents.  The execution and delivery of the Warrant Documents by the Issuer and the consummation by the Issuer of the transactions contemplated by the Warrant Documents have been duly authorized by all required corporate action, and no further filing, consent or authorization is required by the Issuer, the Board or the Issuer’s stockholders.  The Warrant Documents have been duly executed and delivered by the Issuer, and constitute the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3.3          Issuance of Securities; No Registration Required.  The Warrant Shares have been duly reserved for issuance, are duly authorized and, upon issuance in accordance with the terms hereof, will be validly issued and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof and will be fully paid and nonassessable with the holders being entitled to all rights accorded to a holder of Common Stock.  Assuming the accuracy of each of the representations and warranties of GE set forth in Section  4, the offer and issuance by the Issuer of the Warrants and the Warrant Shares are exempt from registration under the Securities Act and will be issued in compliance with all applicable federal and state securities laws subject to any filings which may be required to be made by the Issuer with the SEC, state securities administrators or NASDAQ, subsequent to Closing.

3.4          No Conflicts.  The execution, delivery and performance of the Warrant Documents by the Issuer and the consummation by the Issuer of the transactions contemplated hereby and thereby will not (a) result in a violation of any certificate of incorporation, certificate of formation, certificate of designations or other constituent documents of the Issuer, any capital stock of the Issuer or bylaws of the Issuer; (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Issuer is a party; or (c) result in a violation of any applicable law, rule, regulation, order, judgment or decree, including without limitation, federal and state securities laws and regulations and the rules and regulations of NASDAQ or any other national securities exchange applicable to the Issuer or by which any property or asset of the Issuer is bound or affected, except in the cases of clauses (b) and (c) such as would not reasonably be expected to have a Material Adverse Effect.

3.5          Consents.  Assuming the accuracy of the representations and warranties of GE set forth in Section  4, the Issuer is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-

regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Warrant Documents, in each case in accordance with the terms thereof, other than (a) any consent, authorization or order that has been obtained as of the date hereof; (b) any filing or registration that has been made as of the date hereof; or (c) any filings which may be required to be made by the Issuer with the SEC, state securities administrators or NASDAQ, subsequent to the Closing.  The Issuer is not in violation of the listing requirements of NASDAQ.

3.6          No General Solicitation.  Neither the Issuer nor, to the Issuer’s knowledge, any Person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Warrants and the Warrant Shares.  The Issuer will be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by GE) relating to or arising out of the transactions contemplated hereby.

3.7          No Integrated Offering.  None of the Issuer, or any Person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of the Warrants and the Warrant Shares under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Warrants and the Warrant Shares to require approval of stockholders of the Issuer for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of NASDAQ.

3.8          SEC Documents; Financial Statements.  During the two (2) years prior to the date hereof, the Issuer has timely filed all SEC Documents.  As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC (solely to the extent any information contained in such SEC Documents has not been amended, modified, supplemented, corrected, rescinded or otherwise withdrawn in subsequent material filed by the Issuer with the SEC), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective filing dates, the financial statements of the Issuer included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto; or (b) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Issuer as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to the extent that such unaudited statements exclude footnotes).  To the Issuer’s knowledge, no other information provided by the Issuer to GE in connection with the transactions contemplated by the Warrant Documents which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made not misleading; provided, however, the Issuer makes no representations or warranties regarding any projections, forecasts or other forward looking statements.  KPMG LLP, which has reported on the consolidated financial statements and schedules contained in the SEC Documents, are registered independent public accountants as required by the Securities Act and the rules and regulations promulgated thereunder and by the rules of the Public Accounting Oversight Board.

3.9          Absence of Certain Changes.  Since December 31, 2011, other than as disclosed in the SEC Documents, (a) there has been no Material Adverse Effect; (b) the Issuer has not paid or declared any dividends or other distributions with respect to its capital stock; and (c) there has not been any change in the capital stock of the Issuer other than grants, exercises, terminations, or forfeitures of securities under the Issuer’s equity or compensation plans.

3.10        Foreign Corrupt Practices.  Neither the Issuer nor, to the Issuer’s knowledge, any director, officer, agent, employee or other Person acting on behalf of the Issuer has, in the course of its actions for, or on behalf of, the Issuer: (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.11        OFAC.  Neither the Issuer nor, to the Issuer’s knowledge, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Issuer is currently subject to any U.S. sanctions administered by OFAC; and the Issuer will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

3.12        Equity Capitalization.  As of September 30, 2012, the authorized capital stock of the Issuer consisted of 149,000,000 shares of Common Stock and 1,000,000 shares of preferred stock.  As of September 30, 2012, (a) 87,232,094 shares of Common Stock were issued and outstanding; and (b) 14,144,330 shares of Common Stock were reserved for issuance pursuant to outstanding Options or Convertible Securities (including 12,013,648 shares of Common Stock reserved for future grant under equity incentive plans).  As of September 30, 2012, zero shares of preferred stock were issued and outstanding.  All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable.  Except as set forth above in this Section 3.12, or as disclosed in the SEC Documents:

(a)           none of the Issuer’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Issuer;

(b)           there are no outstanding Options, Convertible Securities, rights to subscribe to, calls or commitments of any character whatsoever relating to any capital stock of the Issuer, or contracts, commitments, understandings or arrangements by which the Issuer is or may become bound to issue additional capital stock of the Issuer;

(c)           there are no agreements or arrangements under which the Issuer is obligated to register the sale of any of their securities under the Securities Act;

(d)           there are no outstanding securities or instruments of the Issuer which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Issuer is or may become bound to redeem a security of the Issuer;

(e)           there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Warrants; and

(f)            the Issuer does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.  The Issuer has furnished or made available to GE upon GE’s request, true, correct and complete copies of the certificate of incorporation and bylaws of the Issuer and the terms of all Options and Convertible Securities and the material rights of the holders thereof in respect thereto.

3.13        Absence of Litigation.  Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by NASDAQ, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Issuer, threatened against or affecting the Issuer that would reasonably be expected to have a Material Adverse Effect.

3.14        Internal Accounting and Disclosure Controls.  The Issuer maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and  liability accountability; (c) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.  The Issuer maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are effective at the reasonable assurance level to ensure that information required to be disclosed by the Issuer in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Issuer in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Issuer’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

3.15        Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Issuer and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Issuer in the SEC Documents or its financial statements and related footnotes according to GAAP and is not so disclosed.

3.16        Investment Company Status.  The Issuer is not, and upon issuance of the Warrants will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

3.17        Form S-3 Eligibility.  The Issuer is eligible to register the Warrant Shares for resale by the Holders using Form S-3 promulgated under the Securities Act.

4.             REPRESENTATIONS AND WARRANTIES OF GE.

In order to induce the Issuer to issue the Warrants to GE, GE hereby represents and warrants to the Issuer:

4.1          Organization and Standing.  GE is a corporation duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation.

4.2          Authorization; Power. GE has all requisite legal power to execute, deliver and perform this Agreement.  GE has taken all necessary action for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated thereby.  This Agreement constitutes a legal, valid and binding obligation of GE, which is enforceable against GE in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

4.3          Investment Representations.  GE understands that the Warrants and the Warrant Shares to be issued upon an exercise of each Warrant are restricted securities which are not registered under the Securities Act.  GE also understands that the Warrants are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon GE’s representations contained in this Agreement.  Without limiting the force and effect of the representations and warranties of the Issuer, GE hereby represents and warrants as follows:

(a)           GE is acquiring the Warrants for its own account for investment purposes only, and does not intend to distribute the Warrants or Warrant Shares.  GE has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Warrants or the Warrant Shares by means of any form of general solicitation or general advertising within the meaning of Rule 502(a) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act (other than pursuant to the Registration Rights Agreement).

(b)           GE represents that it: (i) is an accredited investor within the meaning of Regulation D promulgated under the Securities Act; and (ii) acknowledges and agrees that, to the extent it desires to resell the Warrants or the Warrant Shares, it will solicit offers for the Warrants or the Warrant Shares from, and will offer the Warrants or the Warrant Shares only (A) pursuant to an exemption from registration under the Securities Act, or (B) pursuant to an effective registration statement under the Securities Act.

(c)           GE has: (i) received and read all information that GE has requested regarding the Issuer’s business, management and financial affairs including the SEC Documents; (ii) had the opportunity to discuss such matters with directors, officers and management of the Issuer; (iii) had the opportunity to review the Issuer’s operations and facilities; and (iv) had the opportunity to ask questions of and receive answers from the Issuer and its management regarding the terms and conditions of this investment.

5.             COVENANTS.

5.1          Listing.  The Issuer shall promptly secure the listing of all of the Warrant Shares upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Warrant Shares from time to time issuable under the terms of the Warrant Documents.  The Issuer shall pay all fees and expenses in connection with satisfying its obligations under this Section 5.1.

5.2          Certain Fees and Expenses.  The Issuer shall pay all transfer agent fees, stamp or transfer taxes and other taxes (not including income or similar taxes) and duties levied in connection with the sale and issuance of the Warrant Shares.

5.3          Public Statements.  The Issuer and GE agree not to issue or cause the publication of any press release or other announcement with respect to the transactions contemplated by this Agreement without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed, unless such party determines, after consultation with counsel, that it is required by an applicable statute, ordinance, rule or regulation or by any listing agreement with or the listing rules of a national securities exchange or trading market to issue or cause the publication of any press release or other announcement with respect to the transactions contemplated by this Agreement, in which event such party shall endeavor, on a basis reasonable under the circumstances, to provide a meaningful opportunity to the other parties to review and comment upon such press release or other announcement and shall give due consideration to all reasonable additions, deletions or changes suggested thereto.

5.4          Restrictions on Transfer of Warrant Shares.  Warrant Shares issued upon exercise of a Warrant shall not be Transferred to any Person (other than an Affiliate of the Transferor) for 32 days following such issuance.

5.5          Right of First Refusal on Sale of Borrower.

(a)           If the Issuer, Holdings or any Borrower receives a bona fide offer from a third party (a “Third Party Offer”) to purchase all or part of Holdings or the Borrowers, in one or more transactions or a series of transactions, whether by merger, consolidation, combination, amalgamation, transfer, spinoff, sale or other direct or indirect disposition of all or any part of the equity in Holdings or the Borrowers or all or substantially all of the Borrowers’ assets (the “Borrower Sale”), and the Issuer, Holdings or such Borrower, as applicable (the “ROFR Seller”), desires, and is permitted, to effect such proposed sale, the Issuer shall deliver or cause to be delivered to GE written notice of such Third Party Offer (the “ROFR Notice” and the date it is delivered, the “ROFR Notice Date”) to GE no less than 45 days prior to the date of the proposed Borrower Sale. The ROFR Notice shall set forth the name of the Third Party (including, if such information is not publicly available, information about the identity of the Third Party), the assets or equity to be to be sold and the price offered therefor (the “ROFR Offer Price”), all details of the payment terms and all other terms and conditions of the proposed Borrower Sale.

(b)           GE shall have the right to purchase all, but not less than all, of the equity or assets proposed to be sold in the Borrower Sale. Within 30 days after the ROFR Notice Date (such 30th day, the “ROFR Expiration Date”), GE may deliver a written notice to the ROFR Seller and the Issuer of GE’s election to purchase such equity or assets, which notice of election shall constitute an irrevocable commitment to consummate such Borrower Sale.  The Issuer shall thereafter set a reasonable place and time for the closing of the Borrower Sale, which shall be not less than 60 days nor more than 180 days after the ROFR Notice Date (subject to extension to the extent necessary to pursue any required regulatory or shareholder approvals, including to allow for the expiration or termination of all waiting periods under the HSR Act) unless otherwise agreed by all of the parties to such transaction (such period, the “ROFR Closing Period”).

(c)           The purchase price and terms and conditions for the Borrower Sale shall be the ROFR Offer Price and the terms and conditions set forth in the applicable Third Party Offer; provided that the Issuer and the ROFR Seller shall make, at a minimum, customary representations and warranties to GE concerning (i) such ROFR Seller’s valid title to and ownership of equity or assets subject to the Borrower Sale, free and clear of all liens, claims and encumbrances (excluding those arising under applicable securities laws), (ii) such ROFR Seller’s authority, power and right to enter into and consummate the Borrower Sale, (iii) the absence of any violation, default or acceleration of any agreement to which such ROFR Seller is subject or by which its assets are bound as a result of the agreement to consummate or the consummation  the Borrower Sale, and (iv) the absence of, or compliance with, any governmental or third party consents, approvals, filings or notifications required to be obtained or made by Issuer or such ROFR Seller in connection with Borrower Sale.  The ROFR Seller also agrees to execute and deliver such instruments and documents and take such actions, including obtaining all applicable approvals and consents and making all applicable notifications and filings, as GE may reasonably request in order to effectively implement the Borrower Sale hereunder.

(d)           Notwithstanding the foregoing, if GE (i) shall not have elected to consummate the Borrower Sale on or prior to the ROFR Expiration Date or (ii) fails to consummate the closing of the Borrower Sale within the ROFR Closing Period and the ROFR Seller has fully complied with the provisions of this Section 5.5, then GE shall not have the right to participate in the Borrower Sale and the ROFR Seller may consummate such Borrower Sale within 120 days after the expiration of the ROFR Closing Period, subject to the other applicable provisions of this Agreement.  Any such Borrower Sale shall not be at less than the price or upon terms and conditions materially more favorable, individually or in the aggregate, to the third party purchaser than those specified in the Third Party Offer.  If the Borrower Sale is not so consummated within such 120-day period, the ROFR Seller may not sell any of the equity or assets subject to such Borrower Sale without again complying in full with the provisions of this Section 5.5.

(e)           Notwithstanding the foregoing provisions of this Section 5.5, the provisions of this Section 5.5 shall not apply to any Borrower Sale to which the provisions of Section 5.6 below apply.

(f)                                   This Section 5.5 shall expire upon the first to occur of (i) the tenth (10th) anniversary of the first Initial Funding Date under the Credit Agreement or (ii) full repayment of all outstanding obligations of the Borrowers under the Credit Agreement.

5.6                               Co-investment in Borrower MLP.  From the Closing until the seventh (7th) anniversary of the first Initial Funding Date under the Credit Agreement, if the Issuer proposes to Transfer or contribute or cause to be Transferred or contributed, directly or indirectly, the Issuer’s equity interests in Holdings or the Borrowers or the Borrowers’ assets to, or otherwise restructure or reorganize Holdings or the Borrowers as, an entity with a view towards creating a master limited partnership or similar publicly traded entity (an “MLP”), GE shall have the right to invest in (i) the general partner or other sponsor entity of the MLP or (ii) in the securities in the MLP received by such general partner or sponsor entity, in each case, on the same terms as the Issuer (with (i) and (ii) collectively the “MLP Securities”) up to a maximum of the greater of (a) 35% of such MLP Securities, or (b) the amount of MLP Securities offered to any one third-party other than the Issuer or its Affiliates.  In connection with any co-investment pursuant to this Section 5.6, GE agrees to execute and deliver to the Issuer any documents reasonably requested by the Issuer to be executed by GE, including, without limitation, a membership interest purchase agreement and a limited liability company agreement (or similar documents, as applicable).  Notwithstanding the foregoing, if GE (i) shall not have elected to purchase MLP Securities within 30 days of its receipt of notice (the “MLP Notice”) that the Issuer proposes to Transfer or contribute or cause to be Transferred or contributed, directly or indirectly, the Issuer’s equity interests in Holdings or the Borrowers or the Borrowers’ assets to, or otherwise restructure or reorganize Holdings or the Borrowers as, an MLP or (ii) fails to consummate the closing of its purchase of MLP Securities by the later of (a) 60 days from the date on which GE receives the MLP Notice or (b) the date on which the Issuer completes the Transfer or contribution of the Issuer’s equity interests in Holdings or the Borrowers or the Borrowers’ assets to an MLP, then GE shall not have the right to purchase MLP Securities.

6.                                  MISCELLANEOUS.

(a)                                 Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and shall be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

if to the Company:

Clean Energy Fuels Corp.
3020 Old Ranch Parkway
Suite 400
Seal Beach, California 90740
Telephone:	(562) 493-7239
Facsimile:	(562) 493-4956
Attention:	J. Nathan Jensen

with a copy (for informational purposes only) to:

Morrision & Foerster LLP
12531 High Bluff Drive
Suite 100
San Diego, California 92130
Telephone:	(858) 720-5198
Facsimile:	(858) 523-2810
Attention:	Steven G. Rowles

if to GE:

GE Energy Financial Services, Inc.
333 Clay Street, Suite 4550
Houston, Texas 77002
Telephone:	(713) 951-2339
Facsimile:	(713) 951-2319
Attention:	Brandy Copley

with a copy (for informational purposes only) to:

Vinson & Elkins LLP
666 Fifth Avenue, 26th Floor
New York, New York 10103
Telephone:	(212) 237-0132
Facsimile:	(917) 849-5350
Attention:	Robert Seber

6.1                               Severability.  If any one or more of the provisions contained in any of the Warrant Documents is determined to be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction, nor shall the validity, legality and enforceability of the remaining provisions contained in the Warrant Documents in any way be affected or impaired thereby.

6.2                               Construction and Venue.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.  Each party hereby irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery or, if no such state court has proper jurisdiction, the United States District Court for the District of Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH

PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

6.3                               No Waiver.  No payment of proceeds under the Warrant Documents shall constitute a waiver of any of the Issuer’s representations, warranties, conditions or covenants under the Warrant Documents.

6.4                               Entire Agreement.  This Agreement and the other Warrant Documents supersede all other prior oral or written agreements between GE, the Issuer, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein and therein and constitute the entire understanding of the parties with respect to the matters covered herein or therein, and except as specifically set forth herein or therein, neither the Issuer nor GE makes any representation, warranty, covenant or undertaking with respect to such matters.

6.5                               Headings.  The headings of this Agreement are for convenience, are not part of and shall not affect the interpretation of this Agreement.

6.6                               Counterparts.  This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof.  The counterpart shall be deemed an original, but all counterparts together shall constitute one and the same instrument.  The parties agree that a telecopy, facsimile or other electronic transmission of this Agreement signed by the parties shall constitute an agreement in accordance with the terms hereof as if all of the parties had executed an original of this Agreement.

6.7                               Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

6.8                               No Third Party Beneficiaries   This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.9                               Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.10                        Amendments and Waivers.  Except as otherwise set forth herein, any term of this Agreement may be amended, terminated or waived only with the written consent of the Issuer and the Majority Holders.

[Signature Pages Follow]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed by its authorized officer and dated effective as of the Closing Date.

CLEAN ENERGY FUELS CORP.

By:	/s/ Andrew J. Littlefair
Name:	Andrew J. Littlefair
Title:	President & Chief Executive Officer

GE ENERGY FINANCIAL SERVICES, INC.

By:	/s/ Tyson Yates
Name:	Tyson Yates
Title:	Managing Director

SIGNATURE PAGE TO

WARRANT AGREEMENT

Exhibit A

Form of Warrant

[see attached]

WARRANT AGREEMENT

Exhibit B

Form of Registration Rights Agreement

[see attached]

WARRANT AGREEMENT

Exhibit A to

Warrant Agreement

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE ASSIGNED IN VIOLATION OF SUCH ACT AND LAWS OR THE PROVISIONS OF THIS WARRANT.

FORM OF WARRANT

TO PURCHASE SHARES OF CLEAN ENERGY FUELS CORP.

THIS CERTIFIES THAT, pursuant to the Warrant Agreement dated November [    ], 2012 (the “Warrant Agreement”) by and between GE Energy Financial Services, Inc. (the “Holder”) and Clean Energy Fuels Corp. (the “Issuer”), the Holder, or its successor or permitted assign, is entitled, at any time during the Exercise Period (as defined herein), to purchase from the Issuer, an aggregate of up to 5,000,000 shares of Common Stock, par value $0.0001 per share, of the Issuer (the “Shares”) (subject to adjustment and limitation as provided herein), in whole or in part, at a purchase price of $0.01 per Share (the “Exercise Price”), all on the terms and conditions and pursuant to the provisions hereinafter set forth.  This Warrant is issued in consideration of the execution of the Credit Agreement.

1.                                  DEFINITIONS.  All capitalized terms defined in the Warrant Agreement and not otherwise defined herein shall have the meanings ascribed to such terms in the Warrant Agreement.

2.                                  EXERCISE OF WARRANT.

2.1                               General.  At any time and from time to time after the Closing Date and until 5:00 p.m., New York time, on the tenth (10th) anniversary of the Closing Date or such earlier date as provided in Section 4.2 below (the “Exercise Period”), the Holder may exercise this Warrant, on any Business Day, for all or any part of such number of Shares, at the stated Exercise Price, equal to the sum of:

(a)                                 10% of the aggregate number of Shares purchasable hereunder as an upfront commitment fee, plus (b) or (c)

(b)

(i)                                     after the first Tranche A Loan (as defined in the Credit Agreement) is made, 25% of the aggregate number of Shares purchasable hereunder,

(ii)                                  after the first Tranche B Loan (as defined in the Credit Agreement) is made, 25% of the aggregate number of Shares purchasable hereunder,

(iii)                               after Tranche A Loans in aggregate principal amount of at least $15,000,000 have been made, 20% of the aggregate number of Shares purchasable hereunder, and

(iv)                              after Tranche B Loans in aggregate principal amount of at least $15,000,000 have been made, 20% of the aggregate number of Shares purchasable hereunder, or (in the alternative)

(c)                                  if no Borrowings (as defined in the Credit Agreement) are made prior to December 31, 2014, 10% of the aggregate number of Shares purchasable hereunder.

Upon the occurrence of any of the events described in the foregoing clauses (b) and (c), the Issuer shall deliver written notice thereof to Holder.

2.2                               Cash Exercise. The Holder may exercise this Warrant, in whole or in part and at any time and from time to time during the Exercise Period, by delivering to the Issuer at the Issuer’s principal offices at the address set forth in the Warrant Agreement: (i) a written notice of the Holder’s election to exercise this Warrant specifying the number of Shares to be purchased, (ii) payment of the Warrant Price and (iii) this Warrant.  “Warrant Price” shall mean an amount equal to (i) the number of Shares being purchased upon any exercise of the Warrant pursuant to this Section 2, multiplied by (ii) the Exercise Price as adjusted pursuant to the terms of the Warrant as of the date of such exercise. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Annex A, duly executed by the Holder or its agent or attorney.  Upon receipt thereof, the Issuer shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to the Holder a certificate or certificates reflecting the Holder’s ownership of the aggregate number of Shares issuable upon such exercise, together with cash in lieu of any fraction of a Share, as hereinafter provided in Section 2.5.  The Share certificate or certificates so delivered shall be in such denomination or denominations as the Holder shall request in the notice and shall be registered in the name of the Holder or, subject to any restrictions on Transfer, such other name as shall be designated in the notice.  This Warrant shall be deemed to have been exercised and such Warrant Shares shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Shares for all purposes, as of the date of delivery of the Warrant Shares by the Issuer.  If this Warrant has been exercised in part, the Issuer shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.  Payment of the Warrant Price and all taxes required to be paid by the Holder, if any, pursuant to Section 2.4, shall be paid by the Holder prior to delivery of the Warrant Shares by the Issuer and shall be made at the option of the Holder by certified or official bank check or by wire transfer of immediately available funds.

2.3                               Cashless Exercise.

(a)                                 In lieu of the payment of the Warrant Price, the Holder shall have the right (but not the obligation), to require the Issuer to convert this Warrant, in whole or in part, into Shares as provided for in this Section 2.3 (the “Conversion Right”).  Upon exercise of the Conversion Right, the Issuer shall deliver to the Holder (without payment by the Holder of any of the

Warrant Price) that number of Warrant Shares (the “Conversion Shares”) equal to the quotient obtained by dividing (x) the value of this Warrant (or portion thereof as to which the Conversion Right is being exercised if the Conversion Right is being exercised in part) at the time the Conversion Right is exercised (determined by subtracting the aggregate Warrant Price of the Warrant Shares as to which the Conversion Right is being exercised in effect immediately prior to the exercise of the Conversion Right from the aggregate Current Market Price of the Warrant Shares as to which the Conversion Right is being exercised immediately prior to the exercise of the Conversion Right) by (y) the Current Market Price of one (1) Warrant Share immediately prior to the exercise of the Conversion Right.

(b)                                 The Conversion Rights provided under this Section 2.3 may be exercised in whole or in part and at any time and from time to time during the Exercise Period.  In order to exercise the Conversion Right, the Holder shall surrender to the Issuer, at its offices, this Warrant, and the Notice of Conversion in the form attached hereto as Annex B duly executed.  The presentation and surrender shall be deemed a waiver of the Holder’s obligation to pay all or any portion of the aggregate purchase price payable for the Warrant Shares as to which such Conversion Right is being exercised.  This Warrant (or so much thereof as shall have been surrendered for conversion) shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Warrant for conversion in accordance with the foregoing provisions.  If this Warrant has been exercised in part, the Issuer shall, at the time of delivery of the acknowledgement reflecting the ownership of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.

2.4                               Payment of Taxes.  When the Warrant Price is paid to the Issuer, all such Warrant Shares shall be validly issued, fully paid and nonassessable and without any preemptive rights.  The Issuer shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, unless such tax or charge is imposed by law upon the Holder, in which case, the Holder shall pay such taxes or charges.  The Issuer shall not be required to pay any tax or other charge imposed in connection with any Transfer involved in the issue or delivery of any certificate for Shares issuable upon exercise of this Warrant in any name other than that of the Holder, and in such case, the Issuer shall not be required to register such Shares in any name other than the Holder until such tax or other charge has been paid or it has been established to the reasonable satisfaction of the Issuer that no such tax or other charge is due.

2.5                               Fractional Shares.  The Issuer shall not be required to issue a fractional Share upon the exercise of this Warrant.  As to any fraction of a Share which the Holder would otherwise be entitled to purchase upon such exercise, the Issuer shall pay a cash adjustment in respect of such final fraction (calculated on an aggregate basis for all Warrants exercised) in an amount equal to the same fraction of the Current Market Price per Share of a Warrant Share on the date of exercise.

2.6                               Limitation on Conversion.  Notwithstanding anything herein to the contrary, the Issuer shall not be obligated to affect any conversion of all or any portion of this Warrant, and the Holder shall not have the right to convert all or any portion of this Warrant, to the extent that, after giving effect to an attempted conversion, the Holder (together with its Affiliates and its permitted assignees and any other Person whose beneficial ownership of Shares would be aggregated with the Holder and its permitted assignees for purposes of Section 13(d) of the Exchange Act and the applicable rules and regulations of the Securities and Exchange Commission, including any “group” of which Holder and its permitted assignees is a member) would have acquired a number of Shares as a result of one or more conversions or otherwise in excess of 19.99% of the number of Shares outstanding immediately prior to the Closing Date.  The Holder and each permitted assignee shall supply all information necessary to ensure compliance with this Section 2.6, and the Issuer shall be entitled to rely on representations made to it by the Holder and its permitted assignees regarding the ownership limitation set forth in this Section 2.6.

3.                                  TRANSFER, DIVISION AND COMBINATION.

3.1                               Transfer.  Subject to compliance with all applicable securities laws, this Warrant may be Transferred to an Affiliate of the Holder at any time and from time to time, in whole or, in the case of a partial Transfer, in a Transfer of not less than 1,000,000 Shares subject to this Warrant. Such Transfer shall be registered on the books of the Issuer to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Issuer at the address set forth in the Warrant Agreement, together with a written assignment of this Warrant duly executed by the Holder or its agent or attorney.  Upon such surrender, the Issuer shall execute and deliver a new Warrant or Warrants in the name of the transferee or transferees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  Such Warrant, if properly assigned in compliance with any restrictions on Transfer and properly registered on the books of the Issuer, may be exercised by a new Holder for the purchase of Shares without having a new Warrant issued.

3.2                               Maintenance of Books.  The Issuer agrees to maintain, at its aforesaid office or agency, a ledger recording the Holder(s) of this Warrant and any subsequent Transfer of this Warrant in compliance with Section 3.1.

4.                                  ADJUSTMENTS.  The number of Shares for which this Warrant is exercisable shall be subject to adjustment from time to time as set forth in this Section 4.  The Issuer shall give the Holder notice of any event described below, which requires an adjustment pursuant to this Section 4 at the time of such event.

4.1                               Distributions, Subdivisions and Combinations.  If, at any time, the Issuer:

(a)                                 takes a record of holders of its Shares for the purpose of entitling them to receive a distribution payable in, or other distribution of, Additional Shares,

(b)                                 subdivides its outstanding Shares into a larger number of Shares, or

(c)                                  combines its outstanding Shares into a smaller number of Shares,

then the number of Shares for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of Shares that a record holder of the same number of Shares for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event. If the Issuer subdivides its outstanding Shares into a larger number of Shares, the Exercise Price shall be proportionately decreased.  If the Issuer combines its outstanding Shares into a lesser number of Shares, the Exercise Price shall be proportionately increased.

4.2                               Reorganization, Consolidation, Merger and Other Changes. In case of any capital reorganization or change in the Common Stock (other than as a result of a subdivision, combination, or stock dividend provided for in Section 4.1), or a spinoff, consolidation or merger of the Issuer with or into another entity, or the sale of all or substantially all of its assets to another entity shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, change, spinoff, consolidation, merger or sale (each a “Change”), lawful provision shall be made, and duly executed documents evidencing the same from the Issuer or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the Expiration Date to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such Change by a holder of the same number of Shares as were purchasable by the Holder immediately prior to such Change.  In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same; provided, however, that notwithstanding the foregoing, if as a result of such Change, holders of the Issuer’s Common Stock shall receive consideration other than solely in shares of stock or other securities in exchange for their Common Stock, the Issuer may, at its option, fulfill its obligations hereunder by causing a notice to be mailed to Holder at least 10 days prior to the record date for the Change, which notice shall (i) describe the nature of the proposed Change and any material terms applicable thereto, (ii) indicate the record date applicable to the Change and (iii) set forth the first and last date on which the Holder may exercise this Warrant.  The Holder shall have the opportunity to exercise this Warrant in full before the applicable record date for the Change, and thereby receive consideration with respect to any such Change, on the same basis as other previously outstanding shares of Common Stock of the Issuer. If the notice specified above is provided to the Holder in accordance with this Section 4.2, this Warrant to the extent not exercised before the consummation of the Change shall be cancelled and become null and void on the effective date of the Change.

4.3                               Adjustment upon Dilutive Issuance.

(a)                                 If the Issuer at any time, and from time to time, during the Exercise Period issues or sells any Shares, other than Exempted Securities, for a price per share less than a price equal to eighty percent (80%) of the Market Price on the day of such issue or sale (the foregoing a

“Dilutive Issuance”), then immediately after such Dilutive Issuance the number of Shares then purchasable hereunder shall be increased by an amount determined in accordance with the following formula:

S2 = [((A — B) * 0.93 * C) * (S1 ÷ D)] ÷ A

For purposes of the foregoing formula, the following definitions shall apply:

“S2” means the number of additional Shares purchasable hereunder immediately after the Dilutive Issuance;

“S1” means the number of Shares purchasable hereunder immediately prior to the Dilutive Issuance;

“A” means the Market Price on the day of the Dilutive Issuance;

“B” means the per share price for which Shares were issued in the Dilutive Issuance;

“C” means the number of Shares issued pursuant to the Dilutive Issuance; and

“D” means the number of Shares deemed outstanding on a fully diluted basis immediately prior to the Dilutive Issuance (treating for this purpose as outstanding all Shares issuable upon exercise of Options outstanding immediately prior to such Dilutive Issuance or upon conversion or exchange of Convertible Securities outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such Dilutive Issuance).

(b)                                 Notwithstanding any other provision of this Warrant, (i) no adjustment in the number of Shares purchasable hereunder shall be made pursuant to this Section 4.3 if the Market Price on the date of the Dilutive Issuance is greater than or equal to the Market Price on the Closing Date, and (ii) no adjustment shall be made in respect of any Shares issued under this Warrant prior to the date of the Dilutive Issuance.

(c)                                  For purposes of this Section 4.3, the following terms shall have the following meanings:

(i)                                     “Exempted Securities” means (1) Shares issued to (or issuable upon exercise of Options issued to) employees or directors of, or consultants or advisors to, the Issuer or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Issuer; (2) Shares issued upon the exercise or exchange of or conversion of any Options or Convertible Securities outstanding on the Closing Date and (3) Shares issued pursuant to (or issuable upon the exercise or exchange or conversion of any Options or Convertible Securities issued pursuant to) mergers, consolidations, acquisitions or any other transactions with Persons with whom the Issuer has business relationships, provided such issuances are for other than primarily equity financing purposes.

(ii)                                  “Market Price” shall mean, in respect of any Shares on any date herein specified, the last reported closing price on the Trading Market on which the Shares are listed.

4.4                               Timing of Issuance of Additional Shares Upon Adjustments.  In any case in which the provisions of this Section 4 shall require that an adjustment shall become effective immediately after a record date for an event, the Issuer, after such record date and before the occurrence of such event, may defer until the occurrence of such event issuing to the Holder the Additional Shares or other property issuable or deliverable upon exercise by reason of the adjustment required by such event over and above the Shares issuable or deliverable upon such exercise before giving effect to such adjustment; provided, however, that the Issuer shall, upon request of the Holder, deliver to the Holder a due bill or other appropriate instrument evidencing the Holder’s right to receive such Additional Shares or other property upon the occurrence of the event requiring such adjustment.

4.5                               When Adjustment Not Required.  If the Issuer takes a record of holders of its Shares for the purpose of entitling them to receive a distribution or subscription or purchase rights and, thereafter and before the distribution to holders thereof, legally abandons its plan to pay or deliver such distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

4.6                               Notice of Adjustments.  Whenever the number of Shares for which this Warrant is exercisable, or whenever the price at which such Shares may be purchased upon exercise of the Warrants, is adjusted pursuant to this Section 4, the Issuer shall prepare a certificate to be executed by its chief financial officer, if any, or its principal financial officer(s) in case there is no chief financial officer, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of Shares for which this Warrant is exercisable and describing the number and kind of any other Shares or Other Property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change.  The Issuer shall promptly cause a signed copy of such certificate to be delivered to the Holder.  The Issuer shall keep at its office or agency copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder.

5.                                  NO IMPAIRMENT.  The Issuer shall not by any action, including, without limitation, through any amendment to its articles of incorporation, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in carrying out all such actions as may be reasonably necessary or appropriate to protect the rights of the Holder against impairment.  Without limiting the generality of the foregoing, the Issuer shall (a) take all such action as may be reasonably necessary or appropriate in order that the Issuer may validly and legally issue fully-paid and nonassessable Shares upon the exercise of this Warrant, and (b) use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Issuer to perform its obligations under this Warrant.

6.                                  RESERVATION AND AUTHORIZATION OF SHARES.  From and after the Closing Date, the Issuer shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued Shares as shall be sufficient to permit the exercise in full of all outstanding Warrants.  All Shares, when issued upon exercise of this Warrant and payment therefor in accordance with the terms of this Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

7.                                  TAKING OF RECORD; SHARES AND WARRANT TRANSFER BOOKS.  In the case of all distributions by the Issuer to holders of its Shares with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Issuer shall in each such case take such a record as of the close of business on a Business Day.  The Issuer shall not at any time, except upon dissolution, liquidation or winding up of the Issuer, close its transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

8.                                  RESTRICTIVE LEGEND.  This Warrant and any Warrant issued upon transfer or partial exercise of this Warrant shall be imprinted with the following legend, in addition to any legend required under applicable state securities laws:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE ASSIGNED IN VIOLATION OF SUCH ACT AND LAWS OR THE PROVISIONS OF THIS WARRANT AND THE WARRANT AGREEMENT.”

Each Share certificate representing Warrant Shares shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE ASSIGNED IN VIOLATION OF SUCH ACT AND LAWS OR THE PROVISIONS OF THIS WARRANT AND THE WARRANT AGREEMENT.”

Upon request of the holder of a Share certificate, the Issuer shall issue to that holder a new certificate free of the foregoing legend, if, with such request, such holder provides the Issuer with an opinion of counsel (including in-house counsel) reasonably acceptable to the Issuer to the effect that the securities evidenced by such certificate may be sold without restriction under Rule 144 (or any other rule permitting resales of securities without restriction) promulgated under the Securities Act.

9.                                  SUPPLYING INFORMATION.  The Issuer shall cooperate with each Holder of a Warrant and each holder of Warrant Shares in supplying such information as may be reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of an exemption from the Securities Act for the sale or transfer of any Warrant or Warrant Shares.

10.                           LOSS OR MUTILATION.  Upon receipt by the Issuer of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Warrant (which evidence shall be, in the case of an institutional investor, notice from such institutional investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the Holder of such Warrant has a minimum net worth of at least $100,000,000, such Holder’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

the Issuer at its own expense shall execute and deliver, in lieu thereof, a new Warrant, dated the date of the original Warrant.

11.                           OFFICE OF THE ISSUER.  As long as any Warrant remains outstanding, the Issuer shall maintain an office or agency (which may be the principal executive offices of the Issuer) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.

12.                           LIMITATION OF LIABILITY. No provision hereof, in the absence of affirmative action by holder to purchase Shares, and no enumeration of the rights or privileges of holder contained herein, shall give rise to any liability of holder for the purchase price of any Share or as a holder of Shares of the Issuer, whether such liability is asserted by the Issuer or by creditors of Company.

13.                           MISCELLANEOUS.

13.1                        Nonwaiver and Expenses.  If either party fails to comply with any provision of this Warrant, it shall pay to the other party such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the other party in enforcing any of its rights, powers, or remedies hereunder.  No course of dealing or any delay or failure to exercise any right hereunder on the part of a party shall operate as a waiver of such right or otherwise prejudice its rights, powers, or remedies.

13.2                        Non-Survival.  The parties hereby agree that all the provisions of this Warrant shall terminate and be of no further force or effect on the exercise in full of this Warrant.

13.3                        Miscellaneous Provisions in Warrant Agreement.  The provisions set forth in Section 6 of the Warrant Agreement shall apply to this Warrant, mutatis mutandis, and are hereby incorporated by reference herein.

[Signature page follows.]

IN WITNESS WHEREOF, each party hereto has caused this Warrant to be duly executed by its authorized officer and dated effective as of the Closing Date.

CLEAN ENERGY FUELS CORP.

By:
Name:
Title:

GE ENERGY FINANCIAL SERVICES, INC.

By:
Name:
Title:

ANNEX A
SUBSCRIPTION FORM

(To be executed only upon exercise of the attached Warrant)

The undersigned registered Holder of this Warrant irrevocably exercises this Warrant for purchase of                          Shares of Clean Energy Fuels Corp., Delaware corporation, [and herewith makes payment therefore][pursuant to the cashless exercise provisions set forth in Section 2.3 of the Warrant, with the calculation for such cashless exercise attached to this Subscription Form], all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the Shares hereby purchased (and any securities or property issuable upon such exercise) to be issued in the name of the undersigned and delivered to the undersigned as follows:

Name	Address

If the certificates representing the Shares being purchased pursuant hereto are to be registered in a name or names other than the name of the holder of this Warrant, all transfer taxes payable upon such transfer shall be paid by the undersigned at the time of delivering the notice of exercise and such request.

Solely with respect to the Warrant Shares being purchased pursuant to this Subscription Form, the representations and warranties of the Holder contained in Section 15.1 of the Warrant are repeated at and as of the time of delivery hereof and are true and correct in all material respects at and as of the time of delivery hereof, except to the extent such representations and warranties are expressly limited to an earlier date or the Issuer has expressly consented in writing to the contrary.

The undersigned acknowledges that each certificate for Warrant Shares issued upon exercise of the Warrant shall bear a legend to the effect that such Warrant Shares may not be transferred except upon compliance with the provisions of the Securities Act and applicable state securities laws, and each certificate for Warrant Shares transferred shall bear such a legend unless, in the opinion of counsel for the Issuer, such legend is not required.

If the number of Shares shall not be all the Warrant Shares purchasable under this Warrant, a new Warrant of like tenor is to be issued in the name of and delivered to the undersigned for the remaining balance of the Shares purchasable thereunder.

(Name of Registered Owner)	(Street Address)

(Signature of Registered Owner)	(City)	(State)	(Zip Code)

NOTICE:                                            The signature on this subscription must correspond with the names as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

ANNEX B
NOTICE OF CONVERSION

(To be executed only upon conversion of the attached Warrant)

The undersigned registered owner irrevocably elects to surrender this Warrant for the number of Shares as shall be issuable pursuant to the cashless exercise provisions of Section 2.3 of the Warrant, in respect of            Shares underlying this Warrant, and requests that                        execute or cause to be executed a certificate or certificates reflecting the undersigned’s ownership of the aggregate number of Shares issuable upon such exercise, together with cash in lieu of any fraction of a Share (and any securities or other property issuable upon such exercise) and deliver or cause to be delivered to the undersigned such certificate or certificates the undersigned as follows:

Name	Address

The undersigned acknowledges that each certificate for Warrant Shares issued upon exercise of this Warrant shall bear a legend to the effect that such Warrant Shares may not be transferred except upon compliance with the provisions of the Securities Act and applicable state securities laws, and each certificate for Warrant Shares transferred shall also bear such a legend unless, in the opinion of counsel for the Issuer, such a legend is not required.

Solely with respect to the Warrant Shares being received pursuant to this Notice of Conversion, the representations and warranties of the Holder contained in Section 15.1 of the Warrant are repeated at and as of the time of delivery hereof and are true and correct in all material respects at and as of the time of delivery hereof, except to the extent such representations and warranties are expressly limited to an earlier date or the Issuer has expressly consented in writing to the contrary.

If the number of Shares shall not be all the Warrant Shares issuable under this Warrant, a new Warrant of like tenor is to be issued in the name of and delivered to the undersigned for the remaining balance of the Shares issuable thereunder.

(Name of Registered Owner)	(Street Address)

(Signature of Registered Owner)	(City)	(State)	(Zip Code)

NOTICE:                    The signature on this subscription must correspond with the names as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

Exhibit B to

Warrant Agreement

FORM OF REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of November [    ], 2012, is entered into by and between Clean Energy Fuels Corp., a Delaware corporation (the “Issuer”) and GE Energy Financial Services, Inc., a Delaware corporation (the “Holder”).

RECITALS

WHEREAS, the Issuer and the Holder have entered into a Warrant Agreement dated as of November [    ], 2012 (the “Warrant Agreement”);

WHEREAS, the Warrant Agreement provides for the issuance of a warrant (the “Warrant”) to purchase shares of the Issuer’s Common Stock (“Warrant Shares”) on the terms and subject to the conditions set forth therein;

WHEREAS, in order to induce the Holder to enter into the Credit Agreement and the Warrant Agreement, the Issuer has agreed to provide certain rights to the Holder as set forth in this Agreement; and

WHEREAS, this Agreement is being executed and delivered in connection with the closing under the Warrant Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1.             REGISTRATION RIGHTS.

(a)           Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Warrant Agreement.  As used in this Agreement, the following terms shall have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Base Price” means $[                      ].(1)

“Business Day” means any day that is not a Saturday, Sunday or other day when commercial banks are required or permitted by law to be closed in New York, New York.

“Common Stock” means the shares of common stock of the Issuer, par value $0.0001.

“Effective Date” means the date the Registration Statement has been declared effective by the SEC.

(1)  The closing price of the Common Sock the date before the Closing.

“Effectiveness Deadline” means the date that is (i) thirty (30) days after the Filing Deadline if the Registration Statement is not subject to review by the SEC, or (ii) ninety (90) days after the Filing Deadline if the Registration Statement is subject to review by the SEC.

“Filing Deadline” means the date that is the earlier of (i) forty five (45) days following the date that the SEC has confirmed in writing to the Issuer that it has completed its current review of the Issuer’s filings with the SEC, which review is ongoing as of the date of this Agreement, and (ii) ninety (90) days following the date of this Agreement.

“Liquidated Damages Amount” means an amount equal to 0.25% of the product of the Base Price times the number of Restricted Warrant Shares (as defined in Section 1(d)(i)) then held by the Holder per 30-day period for the first sixty (60) days, with such payment amount increasing by an additional 0.25% of the product of the Base Price times the number of Restricted Warrant Shares then held by the Holder per 30-day period for each subsequent sixty (60) days, up to a maximum of 1.00% of the product of the Base Price times the number of Restricted Warrant Shares then held by the Holder per 30-day period; provided, however, that notwithstanding anything herein to the contrary, in no event shall the Issuer be liable for an aggregate Liquidated Damages Amount of more than four percent (4%) per annum of the product of the Base Price times the number of Restricted Warrant Shares then held by Holder or its assignees.  The Liquidated Damages Amount for any period of less than 30-days shall be prorated by multiplying the Liquidated Damages Amount to be paid in a full 30-day period by a fraction, the numerator of which is the number of days for which such liquidated damages are owed, and the denominator of which is 30.  The Base Price is subject to appropriate adjustments for any subdivision or combination of Common Stock after the date thereof.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

“register,” “registered” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

“Registrable Securities” means the Warrant Shares and any shares of capital stock issued or issuable with respect to the Warrant Shares by reason of or in connection with any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, issued to or held by the Holder.

“Registration Statement” means a shelf registration statement, registration statements or Form S-3 of the Issuer filed under the 1933 Act covering the Registrable Securities.

“Rule 144” means Rule 144 promulgated under the 1933 Act or any successor rule or other similar rule or regulation of the SEC that may at any time permit the Holder to sell securities of the Issuer to the public without registration.

“Rule 415” means Rule 415 promulgated under the 1933 Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereunder adopted by the SEC.

“SEC” means the United States Securities and Exchange Commission.

(b)           Mandatory Registration.

(i)            The Issuer shall prepare and, no later than the Filing Deadline, file with the SEC, a Registration Statement on Form S-3 covering the resale of Warrant Shares.  If Form S-3 is unavailable for such a registration, the Issuer shall use such other form as is available for such a registration (the Registration Statement filed pursuant to this Section 1(b)(i), the “Resale Registration Statement”).

(ii)           The Issuer shall use its commercially reasonable efforts to have such Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Effectiveness Deadline, and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the 1933 Act until the earlier of the date when all Registrable Securities covered by such Registration Statement (A) have been sold, thereunder or pursuant to Rule 144, or (B) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Issuer to be in compliance with the current public information requirement under Rule 144, as determined by counsel to the Issuer pursuant to a written opinion letter to such effect, addressed and acceptable to the Issuer’s transfer agent and the Holder (the “Effectiveness Period”).

(iii)          Notwithstanding the registration obligation set forth in Section 1(b), if the SEC informs the Issuer that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Issuer agrees to promptly inform the Holder and use its commercially reasonable efforts to file amendments to the Registration Statement as required by the SEC, covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment, the Issuer shall be obligated to use diligent efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with any interpretive guidance provided by the SEC, including without limitation, Compliance and Disclosure Interpretation 612.09.

(c)           Piggyback Registration.

(i)            If (but without any obligation to do so), at any time during the Effectiveness Period, a Registration Statement is not effective with respect to all of the Registrable Securities and the Issuer proposes to register (including for this purpose a registration effected by the Issuer for stockholders other than the Holder) any of its capital stock or other securities under the 1933 Act in connection with a fully underwritten firm commitment public offering of such securities (other than a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Issuer shall, at such time, give the Holder written notice of such registration (a “Piggyback Registration”) in accordance with Section 2(f).  Upon the written request of the Holder given within five (5) Business Days after delivery of such notice by the Issuer, the Issuer shall, subject to the provisions of Section 1(c)(iii), use all commercially reasonable efforts to cause to be registered under the 1933 Act all of the Registrable Securities that the Holder requests to be registered.

(ii)           The Issuer shall have the right to terminate or withdraw any registration initiated by it under this Section 1(c) prior to the effectiveness of such registration whether or not the Holder has elected to include securities in such registration.  The expenses of such withdrawn registration shall be borne by the Issuer in accordance with Section 1(j) hereof.

(iii)          The Issuer shall not be required under this Section 1(c) to include any of the Holder’s Registrable Securities in such underwriting unless the Holder accepts the terms of the underwriting as reasonably agreed upon between the Issuer and the underwriters selected by the Issuer (or by other Persons entitled to select the underwriters) and enters into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Issuer.  If the total amount of securities, including Registrable Securities, requested to be included in such offering exceeds the amount of securities that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Issuer shall be required to include in the offering only that number of Registrable Securities that the underwriters determine in their sole discretion will not jeopardize the success of the offering.  Any reduction in the number of Registrable Securities will be made pro rata (based on the number of Warrant Shares then held by the Holder) with the other securities to be registered on behalf of third parties in such offering.

(d)           Effect of Failure to File and Obtain Effectiveness of Registration Statement.

(i)            If a Registration Statement covering all of the Registrable Securities required to be covered thereby (or such lesser amount as provided in Section 1(b)(iii)) and required to be filed by the Issuer pursuant to Section 1(b) of this Agreement has not been declared effective by the SEC on or before the Effectiveness Deadline (an “Effectiveness Failure”), then each Holder will be entitled to a payment, as liquidated damages and not a penalty, of the Liquidated Damages Amount but only with respect to the number of Warrant Shares then held by the Holder and not included in an effective Registration Statement and not able to be resold pursuant to Rule 144 in the manner set forth in Section 1(b)(ii)(B) (“Restricted Warrant Shares”), for a period beginning on the Effectiveness Deadline and lasting until such time as such a Registration Statement is declared effective.

(ii)           The aggregate Liquidated Damages Amount payable to each Holder shall be paid to each Holder in immediately available funds within 10 Business Days after the end of each applicable 30-day period.  Any payments pursuant to this Section 2(b) shall constitute the Holder’s exclusive remedy for such events; provided, however, if the Issuer certifies that it is unable to pay aggregate Liquidated Damages Amount in cash or immediately available funds because such payment would result in a breach under any of the Issuer’s credit facilities or other indebtedness filed as exhibits to the Issuer’s reports filed under the Securities Act or the Exchange Act, then the Issuer may pay the aggregate Liquidated Damages Amount in kind in the form of the issuance of additional shares of Common Stock.  Upon any issuance of shares of Common Stock as liquidated damages, the Issuer shall promptly prepare and file an amendment to the Resale Registration Statement prior to its effectiveness to include such shares of Common Stock issued as liquidated damages as additional Registrable Securities.  If shares of Common Stock are issued as liquidated damages after the Resale Registration Statement has been declared effective, the Issuer shall have no obligation to prepare and file a post-effective amendment to the Resale Registration Statement to include such shares nor shall the Issuer be obligated in any way to file a new registration statement for such shares; however if the Issuer is a well-known seasoned issuer (as defined in the rules and regulations of the SEC) (“WKSI”), the Issuer shall be obligated to provide the Holder notice and offer to include such shares in any Piggyback Registration.  All shares of Common Stock issued as Liquidated Damages Amounts shall be considered in the calculation of any subsequent Liquidated Damages Amounts.  The determination of the number of shares of Common Stock to be issued as the aggregate Liquidated Damages Amount shall be equal to the aggregate Liquidated Damages Amount divided by the average of the closing sale price per share for the Common Stock (or if the Common Stock is not listed or traded on a national securities exchange, the average of the last reported bid and ask prices per share) for each of the 10 consecutive trading days ending on the trading day immediately preceding such date of determination.

(e)           Request for Registration and/or Underwriting.

(i)            If, at any time during the Effectiveness Period, a Registration Statement is not effective with respect to all of the Registrable Securities, the Issuer shall, at the request of the Holder, participate in an underwritten offering of Registrable Securities by the Holder under a Registration Statement effected pursuant to Section 1(b) hereof, and shall file any supplements and amendments to such Registration Statement as may be required by applicable law or rules of the SEC.  If, at any time after the Effectiveness Period, a Registration Statement is not effective with respect to all of the Registrable Securities, and the Issuer receives a written request from the Holder that the Issuer effect a registration on Form S-3 with respect to an underwritten offering of Registrable Securities, the Issuer shall use commercially reasonable efforts to file a Registration Statement covering the Registrable Securities as soon as reasonably practicable after receipt of the request.  For purposes of this Agreement, a “Demand” shall refer to the Holder’s request, pursuant to this Section 1(e), for the Issuer to (1) participate in an underwritten offering of Registrable Securities or (2) effect a registration on Form S-3 with respect to an underwritten offering of Registrable Securities.  In any underwritten offering under this Section 1(e), the investment banker or bankers and manager or managers that will administer the offering will be selected by, and the underwriting arrangements with respect thereto (including the size of the offering) will be approved by the requesting Holder; provided, however, that such investment bankers and managers and underwriting arrangements must be reasonably satisfactory to the Issuer.  The Issuer shall not be required to participate in any underwritten offering contemplated hereby unless each participating Holder (A) agrees to sell its Registrable Securities to be included in the underwritten offering in accordance with any approved underwriting arrangements and (B) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such approved underwriting arrangements.  Each participating Holder shall be responsible for any underwriting discounts and commissions and fees and expenses of its own counsel.  The Issuer shall pay all expenses customarily borne by issuers in an underwritten offering, including, but not limited to, filing fees, the fees and disbursements of its counsel and independent public accountants and any printing expenses incurred in connection with such underwritten offering.

(ii)           The Issuer shall not be required to participate in or effect any Demand pursuant to this Section 1(e):

(A)          after the Issuer has participated in or effected two (2) Demands (the Holder shall be deemed to have forfeited its right to a Demand if (1) the Holder withdraws its request that the Issuer effect a registration on Form S-3 with respect to an underwritten offering of Registrable Securities and does not, within thirty (30) days of any such withdrawal, pay all of the Issuer’s expenses in connection with such registration or (2) an underwritten offering that is the subject of a Demand is terminated subsequent to the marketing thereof);

(B)          if the Issuer has participated in or effected a Demand within the preceding twelve (12) months;

(C)          during the period starting with the date sixty (60) days prior to the Issuer’s good faith estimate of the date of the filing of, and ending on a date one hundred eighty (180) days following the effective date of, an Issuer-initiated registration subject to Section 1(c), provided that the Issuer is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

(D)          if the Issuer shall furnish to the requesting Holder(s) a certificate signed by the Issuer’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Issuer (the “Board”), it would be seriously detrimental to the Issuer and its stockholders for the Issuer to participate in or effect a Demand at such time, in which event the Issuer shall have the right to defer such Demand for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder.

(f)            Related Obligations.  Whenever required under this Section 1 to effect the registration of any Registrable Securities, except as otherwise expressly provided herein, the Issuer shall:

(i)            prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such Registration Statement to become and remain effective;

(ii)           prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such Registration Statement;

(iii)          furnish to the Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by it;

(iv)          if required by applicable law, use all commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holder, provided that the Issuer shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(v)           with a view to making available to the Holder the benefits of Rule 144:

(A)          make and keep public information available, as those terms are understood and defined in Rule 144;

(B)          file with the SEC in a timely manner all reports and other documents required of the Issuer under the 1933 Act and the 1934 Act so long as the Issuer remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(C)          furnish or otherwise make available, as applicable, to the Holder so long as the Holder owns Registrable Securities, promptly upon request, (1) a written statement by the Issuer, if true, that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (2) a copy of the most recent annual or quarterly report of the Issuer and such other reports and documents so filed by the Issuer and (3) such other information as may be reasonably requested to permit the Holder to sell such securities without registration pursuant to Rule 144;

(D)          in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering; and

(E)           notify the holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

Notwithstanding the provisions of this Section 1, the Issuer shall be entitled to postpone or suspend the filing, effectiveness or use of, or trading under, any Registration Statement during any period when (i) the SEC or the national securities exchange upon which shares of Common Stock are then listed requests that the Issuer amend or supplement the Registration Statement or the prospectus included therein or requests additional information relating thereto, (ii) the SEC or the national securities exchange upon which shares of Common Stock are then listed issues a stop order or similar order suspending the effectiveness or restricting the use of the Registration Statement or initiates proceedings to issue a stop order or similar order, (iii) the Board in good faith determines that the Registration Statement, the prospectus included therein, any amendment or supplement thereto or any document incorporated or deemed to be incorporated therein contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances then existing; provided, however, that the Issuer uses commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to the such Registration Statement or amendment as shall be reasonably necessary to cure such untrue statement or omission, or (iv) the Issuer’s management or the Board in good faith determines that the failure to so postpone or suspend would require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Issuer and its stockholders; provided, further, that such postponement or suspension (A) shall not exceed a period of forty-five (45) days and (B) shall be exercised by the Issuer not more than twice in any twelve (12) month period (for a maximum of ninety (90) days within any such twelve (12) month period) (each, an “Allowable Grace Period”).

(g)           Information from the Holder.  It shall be a condition precedent to the obligations of the Issuer to take any action pursuant to this Section 1 with respect to the Registrable Securities of the Holder that the Holder shall furnish to the Issuer such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Registrable Securities.

(h)           Indemnification.  If any Registrable Securities are included in a Registration Statement under this Agreement:

(i)            To the fullest extent permitted by law, the Issuer will, and hereby does, indemnify, hold harmless and defend the Holder, the directors, officers, members, partners, employees, agents, representatives of, and each Person, if any, who controls the Holder within the meaning of the 1933 Act or the 1934 Act (each, a “Holder Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (A) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Issuer files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, or (C) any violation or alleged violation by the Issuer of the 1933 Act, the 1934 Act, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (A) through (C) being, collectively, “Violations”).  Subject to Section 1(h)(iii), the Issuer shall reimburse the Holder Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.  Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 1(h)(i): (A) shall not apply to a Claim by a Holder Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Issuer by such Holder Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, and (B) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Issuer, which consent shall not be unreasonably withheld or delayed.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Person.

(ii)           In connection with any Registration Statement in which Holder is participating, the Holder agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 1(h)(i), the Issuer, each of its directors, officers, employees and agents and each Person, if any, who controls the Issuer within the meaning of the 1933 Act or the 1934 Act (each, an “Issuer Indemnified Person”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Issuer by the Holder expressly for use in connection with such Registration Statement; and, subject to Section 1(h)(iii), the Holder will reimburse any legal or other expenses reasonably incurred by an Issuer Indemnified Person in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 1(h)(ii) and the agreement with respect to contribution contained in Section 1(i) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Holder, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Holder shall be liable under this Section 1(h)(ii) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Issuer Indemnified Person.

(iii)          Promptly after receipt by a Holder Indemnified Person or an Issuer Indemnified Person (each, an “Indemnified Person”) under this Section 1(h) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 1(h), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person; provided, however, that an Indemnified Person shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding.  In the case of a Holder Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Holder.  The Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Person which relates to such action or Claim.  The indemnifying party shall keep the Indemnified Person reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent.  No indemnifying party shall, without the prior written consent of the Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnified Person.  Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person under this Section 1(h), except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(iv)          The indemnification required by this Section 1(h) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, promptly following when bills are received or Indemnified Damages are incurred, and in each case submitted to the indemnifying party for payment subject to and in accordance with this Section 1(h).

The indemnity agreements contained herein shall be in addition to (A) any cause of action or similar right of the Indemnified Person against the indemnifying party or others, and (B) any liabilities the indemnifying party may be subject to pursuant to the law.

(i)            Contribution.  To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 1(h) to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by the Holder shall be limited in amount to the excess of the net amount of proceeds received by the Holder from the sale of such Registrable Securities pursuant to such Registration Statement over the amount of any damages that the Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(j)            Expenses of Registration.  All expenses (other than (i) underwriting discounts and commissions relating to the Registrable Securities that are being sold by the Holder and (ii) fees of any counsel for the Holder) that are incurred in connection with registrations, filings or qualifications pursuant to Sections 1(b) and 1(c), including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Issuer, shall be borne by the Issuer.

2.             MISCELLANEOUS.

(a)           Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.  Each party hereby irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery, or, if no such state court has proper jurisdiction, the United States District Court for the District of Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)           Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)           Entire Agreement; Amendments.  This Agreement, the Warrant Agreement and the other Warrant Documents supersede all other prior oral or written agreements between the Holder, the Issuer, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the Warrant Agreement, the other Warrant Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Issuer nor the Holder makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Issuer and the Holder.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(f)            Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

if to the Issuer:

Clean Energy Fuels Corp.
3020 Old Ranch Parkway
Suite 400
Seal Beach, California 90740
Telephone: (562) 493-7239
Facsimile: (562) 493-4956
Attention: J. Nathan Jensen

with a copy (for informational purposes only) to:

Morrison & Foerster LLP
12531 High Bluff Drive
Suite 100
San Diego, California 92130
Telephone: (858) 720-5198
Facsimile: (858) 523-2810
Attention: Steven G. Rowles

if to the Holder:

GE Energy Financial Services, Inc.
333 Clay Street, Suite 4550
Houston, Texas 77002
Telephone: (713) 951-2339
Facsimile: (713) 951-2319
Attention: Brandy Copley

with a copy (for informational purposes only) to:

Vinson & Elkins LLP
666 Fifth Avenue, 26th Floor
New York, New York 10103
Telephone: (212) 237-0132
Facsimile: (917) 849-5350
Attention: Robert Seber

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)           Successors and Assigns.  No party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties, except that the Holder may assign its rights hereunder in connection with any transfer of the Warrant Shares.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

(h)           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)            Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Signature page follows.]

IN WITNESS WHEREOF, the Issuer and the Holder have caused this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

CLEAN ENERGY FUELS CORP.

By:
Name:
Title:

HOLDER:

GE ENERGY FINANCIAL SERVICES, INC.

By:
Name:
Title:

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT